STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made this 6th day of December, 2004, by and between the stockholder(s) of MEDSPA SOLUTIONS, INC., a Nevada corporation (collectively, the "Sellers"), who are set forth on Attachment A hereto, and INDIGINET, INC., a
                                     ------------
Florida  corporation  (the  "Purchaser").

     WHEREAS, the Sellers desire to sell to the Purchaser all of the issued and outstanding shares of the capital stock of Medspa Solutions, Inc. (the
"Company"), consisting of          shares of common stock, par value $
                          --------                                    ----------
per  share  (the  "Stock");

     WHEREAS, the Purchaser desires to purchase the Stock as hereinafter provided;

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto agree as follows:

     1.   Purchase  of Stock.  At the closing of this Agreement (the "Closing"),
          ------------------
upon the basis of the covenants, warranties and representations of the Purchaser set forth in this Agreement, the Sellers will sell, transfer, assign, and
deliver  to  the  Purchaser          shares  of the Stock, free and clear of all
                             --------
liens  and  encumbrances,  except  as  otherwise  may  be  permitted  hereunder.

     2.   Purchase  Price.  The  purchase  price to be paid at the Closing shall
          ---------------
consist of 20,000,000 shares of the Purchaser's common stock, no par value per share (the "Purchaser Common Stock"). The 20,000,000 shares of the Purchaser Common Stock will be automatically converted into 1,000,000 shares of the Purchaser's Preferred Series B stock, no par value per share (the "Purchaser Preferred Stock"), upon the filing of the designation of the Series B preferred tock with the Secretary of State of Florida.

     3.   Restrictive  Legend.  All  shares of the Common and Preferred Stock to
          -------------------
be delivered hereunder shall be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, inasmuch as such shares will be issued for investment purposes without a view to distribution. All shares of the Purchaser Common Stock and Purchaser Preferred Stock to be delivered hereunder shall bear a restrictive legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

     4.   Representations and Warranties of the Sellers.  Where a representation
          ---------------------------------------------
contained in this Agreement is qualified by the phrase "to the best of the Sellers' knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the Sellers believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Sellers represent and warrant to the Purchaser as follows:

          (a)  Power  and  Authority.  The Sellers have full power and authority
               ---------------------
to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the "Other Agreements").

          (b)  Binding Effect.  Upon execution and delivery by the Sellers, this
               --------------
Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Sellers, enforceable against the Sellers in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Effect.  Neither  the execution and delivery of this Agreement or
               ------
the Other Agreements nor full performance by the Sellers of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of the Company or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of the Company or necessary for the operation of the Company following the Closing or any other material contract, commitment, or other obligation to which the Company is a party, or create or result in the creation of any encumbrance on any of the property of the Company. The Company is not in violation of its Articles of Incorporation, as amended, its Bylaws, as amended, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

          (d)  No  Consents.  No  consent,  approval  or  authorization  of,  or
               ------------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by the Sellers prior to the Closing to authorize the execution, delivery and performance by the Sellers of this Agreement or the Other Agreements.

          (e)  Stock  Ownership  of  the  Stock  to be Sold by the Sellers.  The
               -----------------------------------------------------------
Sellers have good, absolute, and marketable title to the           shares of the
                                                         ---------
Stock which constitute 100 percent of the issued and outstanding shares of the Stock. The Sellers have the complete and unrestricted right, power and authority to cause the sale, transfer, and assignment of the Stock pursuant to this Agreement. The delivery of the Stock to the Purchaser as herein contemplated will vest in the Purchaser good, absolute and marketable title to the shares of the Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

          (f)  Organization  and Standing of the Company.  The Company is a duly
               -----------------------------------------
organized and validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted. The Company has not qualified to do business in any other jurisdiction.

          (g)  No  Subsidiaries.  The  Company  has  no  subsidiaries.
               ----------------

          (h)  Capitalization  and  Other  Outstanding  Shares.  The  Company is
               -----------------------------------------------
authorized  by  its  Articles  of  Incorporation to issue          shares of the
                                                          ---------
Stock,  and           shares  of preferred stock, par value $     per share.  No
             ---------                                       ---
other  class  of capital stock is authorized.  As of the date of this Agreement, the  Company  has  duly  and  validly  issued  and  outstanding, fully paid, and
non-assessable,          shares of the Stock.  There are no outstanding options,
                ---------
contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Stock, or other securities or entitling anyone to acquire the Stock or other securities of the Company.

          (i)  Liabilities.  Except  as  set  forth  on  Schedule  4(i)  to this
               -----------                               --------------
Agreement,  the  Company  does  not  have  any  liabilities.

          (j)  Financial Statement.  The Sellers have furnished the Purchaser an
               -------------------
unaudited  balance  sheet  of  the Company as of          , 2004 (the "Financial
                                                 ---------
Statement"). The Financial Statement (i) is in accordance with the books and records of the Company; (ii) fairly presents the financial condition of the Company at such date and the results of its operations for the period therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and
(iv) with respect to all contracts and commitments of the Company, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income. Specifically, but not by way of limitation, the Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of the Company on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

          (k)  Present  Status.  Since  the  dates  reflected  on  the Financial
               ---------------
Statement, the Company has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any stockholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Closing; (v) canceled any debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business. Further, since the dates reflected on the Financial Statement, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of the Company, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

          (l)  Tax  Returns  and  Audits.  As of the date of this Agreement, the
               -------------------------
Company has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns. the Company has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

          (m)  Absence  of  Certain  Changes  or Events.  Since          , 2004,
               ----------------------------------------         ---------
there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of the Company, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

          (n)  Purchase  and  Outstanding  Bids.  No purchase commitments of the
               --------------------------------
Company are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of the then current market price or contained terms and conditions more onerous than those usual and customary in the industry.

          (o)  Compensation  of  Officers  and  Others.  Since           , 2004,
               ---------------------------------------          ---------
there has not been any change in any compensation, commission, bonus, or other remuneration payable to any officer, director, agent, employee, or consultant of the Company, other than in the ordinary course of business.

          (p)  Inventory.  The  inventory  of  the Company which is reflected on
               ---------
the  Financial  Statement and all inventory items which have been acquired since
         , 2004, consists of goods of such quality and in such quantities as are
---------
salable in the ordinary course of its business with normal markup at prevailing market prices. Each item of the inventory was valued at the then current cost, if possible, and if not, at the then current manufacturer's regular cost sheet
available  to distributors.  Since          , 2004, the Company has continued to
                                   ---------
replenish its inventory in a normal and customary manner consistent with the prior and prudent practice prevailing in the business of the Company.

          (q)  Schedule  of  Assets.  As  disclosed  on  Schedule  4(q) attached
               --------------------                      --------------
hereto, is a schedule of assets owned by the Company containing (i) a true and complete listing of all property owned by the Company; (ii) a true and complete legal description of all real properties in which the Company has a leasehold interest, together with a description of each indenture, lease, sublease, or other instrument under which the Company claims or holds such leasehold interest, each of which is a good and valid leasehold interest, and all of which are in effect and enforceable according to their respective terms; (iii) a true and complete list of all patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, trade names, copyrights, and copyright registrations and applications therefor owned by the Company; and (iv) as of December 10, 2004, a true and complete list of all accounts receivable of the Company, together with information as to the aging of each such account receivable.

          (r)  Status  on  the  Closing.  On the Closing, the Company shall have
               ------------------------
(i)  cash  balances,  plus           ,  equal  to  $         ;  (ii)  accounts
                            ---------               ---------
receivable,  plus  inventory,  less  accounts  payable, equal to $         ; and
                                                                  ---------
(iii)  a  stockholders'  equity  of not less than $         .  The Company shall
                                                   ---------
deliver to the Purchaser on the Closing a schedule prepared by the Chief Financial Officer of the Company stating the amount of the items described in this paragraph as of the Closing.

          (s)  Employment  Contracts.  Except  as  disclosed  in  Schedule  4(s)
               ---------------------                              --------------
hereto, the Company has no employment contract, written or otherwise, with any employee or former employee.

          (t)  Compliance  with  Law  and  Other  Instruments.  The business and
               ----------------------------------------------
operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Company.

          (u)  Contracts.  Except  as disclosed on Schedule 4(u) attached hereto
               ---------                           -------------
or on any other schedule attached to this Agreement, the Company is not a party to, or otherwise bound by any (i) written or oral contract; (ii) employment or consultant contract not terminable at will without cost or other liability;
(iii) labor union contracts; (iv) bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefit plan; (v) any real or personal property lease, as lessor or lessee; (vi) advertising or public relations contract; (vii) purchase, supply or service contract, which cannot be terminated without cost or expense to the Company if such termination occurs with less than 30 day's notice; (viii) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or property of the Company is subject to a lien, encumbrance, charge or other restriction except such as shall be satisfied prior to the Closing;
(ix) license agreement, whether as licensee or licensor; (x) contract or agreement involving any expenditure by the Company of more than $2,500.00 in the aggregate; (xi) contract or agreement which the Company cannot terminate by giving less than 30 day's notice; and (xii) contract to be performed in whole or in part more than 90 days from the date thereof and which cannot be terminated without cost or liability to the Company. Other than as disclosed on Schedule
                                                                        --------
4(v)  attached hereto, to best of the Sellers' knowledge, the Company has in all
----
respects performed all obligations required to be performed to date, and is not in material default in any respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected. All parties having material contracts with the Company are in material compliance therewith, and are not in material default thereunder.

          (v)  Authority.  No  consent, authorization, approval, order, license,
               ---------
certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement by the Company. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, business, properties, or assets are subject.

          (w)  Litigation.  There  are no legal actions, suits, arbitrations, or
               ----------
other legal, administrative or other governmental proceedings pending or threatened against the Company, and the Sellers are not aware of any facts which to its knowledge may result in any such action, suit, arbitration, or other proceeding.

          (x)  Employees.  As  of  the  date of this Agreement as well as at the
               ---------
Closing,  the  Company  has        employees.
                             ----

          (y)  Records.  The  books  of  account and minute books of the Company
               -------
are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

          (z)  Representations  and  Warranties  True  and  Complete.  All
               -----------------------------------------------------
representations and warranties of the Sellers in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

          (aa)  No Knowledge of Default.  The Sellers have no knowledge that any
                -----------------------
representations and warranties of the Purchaser contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that the Purchaser is in default under any term or provision of this Agreement or the Other Agreements.

          (bb)  No  Untrue  Statements.  No  representation  or  warranty by the
                ----------------------
Sellers in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (cc)  Reliance.  The foregoing representations and warranties are made
                --------
by the Sellers with the knowledge and expectation that the Purchaser is placing complete reliance thereon.

     5.   Representations  and  Warranties  of  the Purchaser.  Where  a
          ---------------------------------------------------
representation contained in this Agreement is qualified by the phrase "to the best of the Purchaser's knowledge" (or words of similar import), such expression means that, after having conducted a due diligence review, the Purchaser believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Purchaser hereby represents and warrants to the Sellers as follows:

          (a)  Power  and Authority.  The Purchaser has full power and authority
               --------------------
to  execute,  deliver  and  perform  this  Agreement  and  the Other Agreements.

          (b)  Binding  Effect.  Upon  execution  and delivery by the Purchaser,
               ---------------
this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Purchaser enforceable against the Purchaser in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  No  Consents.  No  consent,  approval  or  authorization  of,  or
               ------------
registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, be obtained or made by the Purchaser prior to the Closing to authorize the execution, delivery and performance by the Purchaser of this Agreement or the Other Agreements.

          (d)  The Purchaser's Representations and Warranties True and Complete.
               ----------------------------------------------------------------
All representations and warranties of the Purchaser in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

          (e)  No  Knowledge  of  the Company's Default.  The  Purchaser  has no
               ----------------------------------------
knowledge that any of the Sellers' representations and warranties contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete in any respect or that the Company is in default under any term or provision of this Agreement or the Other Agreements.

          (f)  No  Untrue  Statements.  No  representation  or  warranty  by the
               ----------------------
Purchaser in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          (g)  Reliance.  The  foregoing representations and warranties are made
               --------
by the Purchaser with the knowledge and expectation that the Sellers are placing complete reliance thereon.

     6.   Conditions Precedent to Obligations of the Purchaser.  All obligations
          ----------------------------------------------------
of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)  Representations  and  Warranties  True  at  the Closing.  The
               -------------------------------------------------------
representations and warranties of the Sellers herein shall be deemed to have been made again as of the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. The Sellers shall have performed all of the obligations to be performed by it hereunder on or prior to the Closing.

          (b)  Deliveries  at the Closing.  The  Sellers shall have delivered to
               --------------------------
the Purchaser at the Closing all of the documents required to be delivered hereunder.

          (c)  Corporate  Records, etc.  The Sellers shall have delivered to the
               -----------------------
Purchaser the originals of the Articles of Incorporation, Bylaws, minute books, and other corporate governance materials used since the inception of the Company.

          (d) The Sellers shall have agreed to assume obligation for the liabilities of the Company which are set forth on Financial Statement.

     7.   Conditions Precedent to Obligations of the Sellers. All obligations of
          --------------------------------------------------
the Sellers under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

          (a)  Representations  and  Warranties  True  at Closing.  The
               -------------------------------------------------
representations and warranties of the Purchaser herein shall be deemed to have been made again at the Closing, and then be true and correct, subject to any changes contemplated by this Agreement. The Purchaser shall have performed all of the obligations to be performed by the Purchaser hereunder on or prior to the Closing.

          (b)  Other  Matters.  All  corporate and other proceedings and actions
               --------------
taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Sellers and their counsel, whose approval shall not be unreasonably withheld.

     8.   The  Nature and Survival of Representations, Covenants and Warranties.
          ---------------------------------------------------------------------
All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Closing and all inspections, examinations, or audits on behalf of the parties, shall expire one year following the Closing.

     9.   Records  of  the  Company.  For  a  period of five years following the
          -------------------------
Closing, the books of account and records of the Company pertaining to all periods prior to the Closing shall be available for inspection by the Sellers for use in connection with tax audits.

     10.  Further  Conveyances  and  Assurances.  After the Closing, the Sellers
          -------------------------------------
and the Purchaser, each, will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to sell, transfer and assign to and fully vest in the Purchaser ownership of the Stock and the Stock and to consummate the transactions contemplated hereby.

     11.  Closing.  The Closing of this Agreement shall be on or before December
          -------
31, 2004, subject to acceleration or postponement from time to time as the parties hereto may mutually agree. The Closing shall be at 5000 Birch Street, Suite 3000, Newport Beach, California 92660 at 2:00 p.m. Pacific time, unless another hour or place is mutually agreed upon by the parties hereto.

     12.  Deliveries at the Closing by the Sellers.  At the Closing the Sellers:
          ----------------------------------------

          (a) Shall deliver to the Purchaser certificates representing ______ shares of the Stock, duly endorsed by the Sellers, free and clear of all liens, claims, encumbrances, and restrictions of every kind except for the restrictive legend required by Paragraph 3 hereof.

          (b) The Sellers shall deliver any other document which may be necessary to carry out the intent of this Agreement.

     13.  Deliveries  at  the  Closing  by the Purchaser.  At  the  Closing, the
          ----------------------------------------------
Purchaser  shall  deliver  to  the  Sellers  the  following:

          (a)  The  20,000,000  shares  of  the  Purchaser's  Common  Stock.

          (b) The Purchaser shall deliver any other document which may be necessary to carry out the intent of this Agreement.

     14.  No  Assignment.  This  Agreement  shall not be assignable by any party
          --------------
without the prior written consent of the other parties, which consent shall be subject to such parties' sole, absolute and unfettered discretion.

     15.  Brokerage.  The  Sellers and the Purchaser agree to indemnify and hold
          ---------
harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

     16.  Attorney's Fees.  In the event that it should become necessary for any
          ---------------
party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants contained in this Agreement, the parties hereby covenant and agree that the party or parties who are found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party or parties that bring suit.

     17.  Benefit.  All  the  terms  and  provisions  of this Agreement shall be
          -------
binding upon and inure to the benefit of and be enforceable by each of the parties hereto, and his respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     18.  Notices.  All  notices,  requests,  demands,  and other communications
          -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Sellers, addressed to 3753 Howard Hughes Pkwy, Suite 200 Las Vegas, Nevada 89109 (888) 968-IMAGE; and if to the Purchaser, addressed to Mr. Mark Ellis at 5000 Birch Street, Suite 3000, Newport Beach, California 92660. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     19.  Construction.  Words  of  any  gender  used in this Agreement shall be
          ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     20.  Waiver.  No  course  of dealing on the part of any party hereto or its
          ------
agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     21.  Cumulative  Rights.  The  rights  and remedies of any party under this
          ------------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     22.  Invalidity.  In  the event any one or more of the provisions contained
          ----------
in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     23.  Time  of  the  Essence.  Time  is  of  the  essence of this Agreement.
          ----------------------

     24.  Incorporation  by  Reference.  The  Attachments  and Schedules to this
          ----------------------------
Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

     25.  Multiple  Counterparts.  This Agreement may be executed in one or more
          ----------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission of this signed Agreement or an email of this Agreement containing digitized signatures shall be legal and binding on all parties hereto.

     26.  Controlling Agreement.  In the event of any conflict between the terms
          ---------------------
of this Agreement or exhibits referred to herein, the terms of this Agreement shall control.

     27.  Law  Governing.  This Agreement shall be construed and governed by the
          --------------
laws  of  the  State  of  California.

     28.  Entire  Agreement.  This instrument and the attachments hereto contain
          -----------------
the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.

                                       INDIGINET,  INC.



                                       By
                                         ---------------------------------------
                                         Mark  Ellis,  CEO


                                       STOCKHOLDERS OF MEDSPA SOLUTIONS, INC.:


                                       /s/ Mark Ellis
                                       -----------------------------------------
                                       Mark Ellis


                                       /s/ Danny Lee
                                       -----------------------------------------
                                       Danny Lee

                                       /s/ Carol Olivarria
                                       -----------------------------------------
                                       Carol Olivarria


                                       /s/ Gabrielle Ruelas
                                       -----------------------------------------
                                       Gabrielle Ruelas


                                       /s/ Daniel McGrath
                                       -----------------------------------------
                                       Daniel McGrath

Attachments:
-----------
Attachment  A  -  Stockholders  of  Medspa  Solutions,  Inc.
Schedule 4(i)  -  Liabilities
Schedule 4(q)  -  Assets
Schedule 4(s)  -  Employment  Contracts
Schedule 4(u)  -  Contracts

                                  ATTACHMENT A
                     STOCKHOLDERS OF MEDSPA SOLUTIONS, INC.

Mark Ellis 1.1 million shares
Danny Lee 150,000 shares
Carol Olivarria 150,000 shares
Gabrielle Ruelas 150,000 shares
Daniel McGrath 150,000 shares

              MedSpa Solutions, Inc.
                  Profit & Loss
        January 1 through December 27, 2004

                                    Jan 1 - Dec 27, 04
                                    ------------------

Ordinary Income/Expense
    Income
        Consulting Fees                      22,500.00
                                    ------------------
    Total Income                             22,500.00
                                    ------------------

  Gross Profit                               22,500.00

    Expense
        Administration                       57,052.45
        Automobile Expense                      133.68
        Bank Service Charges                    285.09
        Licenses and Permits                    595.00
        Marketing & Advertising               1,089.00
        Membership Fee                          765.00
        Office Expenses
          Office Supplies                   501.84
          Office Expenses - Other           526.92
                                    --------------
        Total Office Expenses                 1,028.76

        payroll 401k                          2,473.53
        Payroll Taxes                         5,212.38
        Professional Fees
          Accounting                          0.00
          Legal Fees                        500.00
          Professional Fees -Other        3,740.27
                                    --------------
        Total Professional Fees               4,240.27

        Promotions                              136.50
        Telephone                               393.80
        Travel & Ent
          Meals                             400.00
          Travel & Ent - Other              676.47
                                    --------------
        Total Travel & Ent                    1,076.47
                                    ------------------

      Total Expense                          74,481.93
                                    ------------------

  Net Ordinary Income                       -51,981.93

  Other Income/Expense
    Other Expense
      Other Expenses                            501.50
                                    ------------------
    Total Other Expense                         501.50
                                    ------------------

  Net Other Income                             -501.50
                                    ------------------

Net Income                                  -52,483.43
                                    ==================

            MedSpa Solutions, Inc.
                Balance Sheet
             As of December 27, 2004

                                  Dec 27, 04
                                  ----------

ASSETS
  CURRENT ASSETS
    CHECKING/SAVINGS
      CASH-GENERAL                    768.60
      PAYROLL                          99.37
                                  ----------
    TOTAL CHECKING/SAVINGS            867.97

    ACCOUNTS RECEIVABLE
      ACCOUNTS RECEIVABLE           3,000.00
                                  ----------
    TOTAL ACCOUNTS RECEIVABLE       3,000.00
                                  ----------

  TOTAL CURRENT ASSETS              3,867.97

  FIXED ASSETS
    FURNITURE & FIXTURES            6,750.41
                                  ----------
    TOTAL FIXED ASSETS              6,750.41

    OTHER ASSETS
      ORGANIZATION EXPENSE          9,142.62
                                  ----------
TOTAL OTHER ASSETS                  9,142.62
                                  ----------

TOTAL ASSETS                       19,761.00
                                  ==========

LIABILITIES & EQUITY
  LIABILITIES
    LONG TERM LIABILITIES
      OWNER LOAN                   72,244.43
                                  ----------
    TOTAL LONG TERM LIABILITIES    72,244.43
                                  ----------

  TOTAL LIABILITIES                72,244.43
  EQUITY
    NET INCOME                    -52,483.43
                                  ----------
  TOTAL EQUITY                    -52,483.43
                                  ----------

TOTAL LIABILITIES & EQUITY         19,761.00
                                  ==========

                                  SCHEDULE 4(I)
                                   LIABILITIES

                                      None

                                  SCHEDULE 4(Q)
                                     ASSETS

                                      None

                                  SCHEDULE 4(S)
                              EMPLOYMENT CONTRACTS

                                      None

                                  SCHEDULE 4(U)
                                    CONTRACTS

                                      None